Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Spin-Off of First Tracks Biotherapeutics

On April 20, 2026 (the “Distribution Date”), AnaptysBio, Inc. (the “Company” or “AnaptysBio”) completed the separation of its biopharma operations by means of a spin-off (the “Spin-Off”) into a new, independent public company, First Tracks Biotherapeutics, Inc. (“First Tracks”).

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2025, and for each of the years ended December 31, 2024, and 2023, reflect adjustments to the Company’s historical financial results related to the:

•

Spin-Off and related events. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025 gives effect to the Spin-Off and related events as if they occurred on January 1, 2025. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 gives effect to the Spin-Off and related events as if they occurred on December 31, 2025, the Company’s latest balance sheet date.

•

First Tracks Discontinued Operations. The unaudited pro forma condensed consolidated financial statements reflect the reclassification of First Tracks as Discontinued Operations for all periods presented.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial statements (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what the Company’s operating results would have been had the Spin-Off and related events occurred as described or what the Company’s future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by the Company after the Spin-Off.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with:

•

The audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of AnaptysBio as of and for the year ended December 31, 2025 in AnaptysBio’s Annual Report on Form10-K for the year ended December 31, 2025.

•

First Tracks audited annual combined financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in First Track’s Registration Statement on Form 10 filed with the SEC on March 3, 2026 and most recently amended on March 27, 2026.

In the enclosed unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet, the amounts reflected in the columns presented are described below:

Historical AnaptysBio, Inc.

This column reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.

The historical consolidated statements of operations for each of the years ended December 31, 2025, 2024 and 2023 were derived from the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025.

First Tracks Discontinued Operations

The unaudited pro forma financial information related to First Tracks Discontinued Operations has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation” (“ASC 205”) and therefore does not reflect what AnaptysBio or First Tracks’s results of operations would have been on a stand-alone basis, and are not necessarily indicative of AnaptysBio or First Tracks’s future results of operations.

Transaction Accounting Adjustments

The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2025 reflect additional pro forma adjustments.

AnaptysBio, Inc,

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

(in thousands, except par value)

	Historical AnaptysBio, Inc.	First Tracks Biotherapeutics, Inc. Discontinued Operations (A)	Transaction Accounting Adjustments		Pro Forma AnaptysBio, Inc. Continuing Operations
ASSETS
Current assets:
Cash and cash equivalents	$238,196	$—	$(100,000	) (B)	$138,196
Receivables from collaborative partners	33,850	—	—		33,850
Short-term investments	73,442	—	—		73,442
Prepaid expenses and other current assets	4,762	(4,762)	—		—

Total current assets	350,250	(4,762)	(100,000)		245,488
Property and equipment, net	1,370	(1,370)	—		—
Operating lease right-of-use assets	12,519	—	—		12,519
Other long-term assets	256	—	—		256

Total assets	$364,395	$(6,132)	$(100,000)		$258,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,871	$—	$—		$3,871
Accrued expenses	32,674	—	47,354	(C)(D)(E)	80,028
Current portion of operating lease liability	2,080	—	—		2,080

Total current liabilities	38,625	—	47,354		85,979
Liability related to sale of future royalties	276,528	—	—		276,528
Operating lease liability, net of current portion	12,032	—	—		12,032
Stockholders’ equity:
Common stock	28	—	—		28
Additional paid in capital	809,765	—	—		809,765
Accumulated other comprehensive loss	(24)	—	—		(24)
Accumulated deficit	(772,559)	(6,132)	(147,354	) (B)(C)(D)(E)	(926,045)

Total stockholders’ equity	37,210	(6,132)	(147,354)		(116,276)

Total liabilities and stockholders’ equity	$364,395	$(6,132)	$(100,000)		$258,263

AnaptysBio, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except per share amounts)

	Historical AnaptysBio, Inc.	First Tracks Biotherapeutics, Inc. Discontinued Operations (A)	Transaction Accounting Adjustments		Pro Forma AnaptysBio, Inc. Continuing Operations
Collaboration revenue	$234,603	$—	$—		$234,603

Operating expenses:
Research and development	135,970	(139,614)	—		(3,644)
General and administrative	50,737	(39,392)	9,014	(C)(D)	20,359

Total operating expenses	186,707	(179,006)	9,014		16,715

Income from operations	47,896	179,006	(9,014)		217,888

Other (expense) income, net:
Interest income	13,499	(3,586)	—		9,913
Non-cash interest expense for the sale of future royalties	(79,893)	—	—		(79,893)
Other income, net	5,430	23	—		5,453

Total other expense, net	(60,964)	(3,563)	—		(64,527)

(Loss) income before income taxes	(13,068)	175,443	(9,014)		153,361
Provision for income taxes	(164)	—	(38,340	) (E)	(38,504)

Net (loss) Income	(13,232)	175,443	(47,354)		114,857

Other comprehensive loss:
Unrealized loss on available for sale securities	(329)	—	—		(329)

Comprehensive (loss) income	$(13,561)	$175,443	$(47,354)		$114,528

Net (loss) income per common share:
Basic	$(0.46)				$3.99

Diluted	$(0.46)				$3.07

Weighted-average number of shares outstanding:
Basic	28,758				28,758

Diluted	28,758				37,453

AnaptysBio, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except per share amounts)

	Historical AnaptysBio, Inc	First Tracks Biotherapeutics, Inc. Discontinued Operations (A)	Pro Forma AnaptysBio, Inc. Continuing Operations
Collaboration revenue	$91,280	$—	$91,280

Operating expenses:
Research and development	163,840	(152,345)	11,495
General and administrative	42,389	(28,756)	13,633

Total operating expenses	206,229	(181,101)	25,128

(Loss) income from operations	(114,949)	181,101	66,152

Other (expense) income, net:
Interest income	19,794	(17,382)	2,412
Non-cash interest expense for the sale of future royalties	(50,087)	—	(50,087)
Other income, net	14	(14)	—

Total other expense, net	(30,279)	(17,396)	(47,675)

(Loss) income before income taxes	(145,228)	163,705	18,477
Provision for income taxes	(3)	—	(3)

Net loss	(145,231)	163,705	18,474

Other comprehensive (loss) income:
Unrealized gain on available for sale securities	1,102	—	1,102

Comprehensive (loss) income	$(144,129)	$163,705	$19,576

Net (loss) income per common share:
Basic	$(5.12)		$0.65

Diluted	$(5.12)		$0.52

Weighted-average number of shares outstanding:
Basic	28,382		28,382

Diluted	28,382		35,298

AnaptysBio, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share amounts)

	Historical AnaptysBio, Inc	First Tracks Biotherapeutics, Inc. Discontinued Operations (A)	Pro Forma AnaptysBio, Inc. Continuing Operations
Collaboration revenue	$17,157	$—	$17,157

Operating expenses:
Research and development	132,283	(90,255)	42,028
General and administrative	41,946	(20,867)	21,079
Acquired in-process research and development	7,339	(7,339)	—

Total operating expenses	181,568	(118,461)	63,107

Loss from operations	(164,411)	118,461	(45,950)

Other income (expense), net:
Interest income	18,873	(12,313)	6,560
Non-cash interest expense for the sale of future royalties	(18,083)	—	(18,083)
Other expense, net	(2)	2	—

Total other income (expense), net	788	(12,311)	(11,523)

Loss before income taxes	(163,623)	106,150	(57,473)
Benefit for income taxes	4	0	4

Net loss	(163,619)	106,150	(57,469)

Other comprehensive loss:
Unrealized gain on available for sale securities	4,449	—	4,449

Comprehensive loss	$(159,170)	$106,150	$(53,020)

Net loss per common share:
Basic and diluted	$(6.08)		$(2.13)

Weighted-average number of shares outstanding:
Basic and diluted	26,924		26,924

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

First Tracks Biotherapeutics, Inc. Discontinued Operations:

(A) Reflects the discontinued operations of First Tracks Biotherapeutics, including the associated assets, liabilities, equity and results of operations in accordance with ASC 205.

Transaction Accounting Adjustments:

(B) Reflects an initial cash distribution of $100.0 million provided to First Tracks Biotherapeutics in connection with the Spin-Off.

(C) Subsequent to December 31, 2025, AnaptysBio anticipates it will incur additional non-recurring costs of approximately $7.0 million to complete the Spin-Off. These costs primarily relate to transaction advisory and professional fees associated with the Spin-Off and are expected to be incurred within 12 months of the Spin-Off.

(D) In connection with the Spin-Off, AnaptysBio and First Tracks Biotherapeutics entered into a transition services agreement on April 20, 2026 (the “Transition Services Agreement”), pursuant to which First Tracks Biotherapeutics will provide certain post-closing services to AnaptysBio on a transitional basis. As such, a pro forma adjustment of approximately $2.0 million has been recorded as an increase to selling, general and administrative expenses.

(E) Reflects income tax expense based on an estimated 25% combined federal and state tax rate on the net income from 2025 excluding impacts of available net operating losses and R&D credits.